Q3 2025 Results Presentation October 20, 2025

1 Forward-Looking Statements Readers should note that in addition to the historical information contained herein, this presentation contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this presentation, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders including tariffs, immigration policy, regulatory or other governmental agencies, foreign policy and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to bank failures; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (vii) changes in interest rates and prepayment rates of the Company’s assets; (viii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (ix) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (x) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (xi) the loss of key executives and employees, talent shortages and employee turnover; (xii) changes in consumer spending; (xiii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiv) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xvi) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvii) the overall health of the local and national real estate market; (xviii) the ability to maintain an adequate level of allowance for credit losses on loans; (xix) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xx) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xxi) the level of nonperforming assets on our balance sheet; (xxii) interruptions involving our information technology and communications systems or third-party servicers; (xxiii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiv) the effectiveness of the Company’s risk management framework; (xxv) the possibility that stockholders of CNB Bank Shares, Inc. ("CNB") may not approve the merger agreement; (xxvi) the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; (xxvii) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (xxviii) the diversion of management time on transaction-related issues; (xxix) the ultimate timing, outcome and results of integrating the operations of CNB into those of HBT; (xxx) the effects of the merger in HBT’s future financial condition, results of operations, strategy and plans, (xxxi) regulatory approvals of the transaction, and (xxxii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this presentation are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward- looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

2 Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non- GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax-equivalent adjustments assume a federal tax rate of 21% and state tax rate of 9.5%. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation. Important Information and Where to Find It In connection with the proposed transaction, HBT and CNB intend to file materials with the SEC, including a Registration Statement on Form S-4 of HBT that will include a proxy statement of CNB and a prospectus of HBT. After the Registration Statement is declared effective by the SEC, HBT and CNB intend to mail a definitive proxy statement/prospectus to the stockholders of CNB. This presentation is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT or CNB may file with the SEC and send to CNB’s stockholders in connection with the proposed transaction. CNB’S STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT OR CNB WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, CNB, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT and CNB with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT will be available free of charge from HBT’s website at https:// ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com. Participants in the Proxy Solicitation HBT, CNB and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from CNB’s stockholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2025 annual meeting filed with the SEC on April 9, 2025. Information regarding the executive officers and directors of CNB and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above. No Offer or Solicitation Communications in this presentation do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

3 Exceptional asset quality Strong profitability and tangible book value growth Resilient net interest margin supported by low cost deposit base n Nonperforming assets represented only 0.17% of total assets at September 30, 2025, compared to 0.13% at June 30, 2025 n Net charge-offs represented only 0.02% of average loans on an annualized basis during Q3 2025, compared to 0.12% of average loans on an annualized basis during Q2 2025 n Net income of $19.8 million, or $0.63 per diluted share; return on average assets (ROAA) of 1.56% and return on average tangible common equity (ROATCE)1 of 15.28% n Adjusted net income1 of $20.5 million, or $0.65 per diluted share; adjusted ROAA1 of 1.61% and adjusted ROATCE1 of 15.81% n Tangible book value per share1 increased 3.9% from June 30, 2025 and 14.4% from September 30, 2024 n Maintained a strong net interest margin of 4.13% and a net interest margin (tax-equivalent basis)1 of 4.18%, each down only 1 basis point compared to Q2 2025 n Cost of funds and cost of total deposits remained unchanged from Q2 2025 at 1.29% and 1.19%, respectively n Debt securities yields increased 15 basis points to 2.75% Q3 2025 Highlights Note: Financial data as of and for the three months ended September 30, 2025 unless otherwise indicated; 1 See "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Company Snapshot

Overview

- ✓ Company incorporated in 1982 from a base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, Illinois, with operations throughout Illinois and eastern Iowa
- ✓ Strong, granular, and low-cost deposit franchise with 1.19%* cost of deposits and 95.4% core deposits[1]
- ✓ Conservative credit culture, with net charge-offs to average loans of 0.05% for the year ended December 31, 2024 and net charge-offs to average loans of 0.06%* for the nine months ended September 30, 2025
- ✓ High profitability sustained through economic cycles

Loan Composition



Municipal, consumer & other: 8%
Commercial
C&I: 12%
Agricultural & farmland: 8%
CRE–Owner occupied: 9%
1-4 Family residential: 13%
Multi-family: 15%
CRE–Non-owner occupied: 27%
C&D: 8%
Commercial Real Estate

Deposit Composition



Time: 18%
Noninterest-bearing demand: 24%
Savings: 13%
Money market: 20%
Interest-bearing demand: 25%

Financial Highlights ($mm)

	As of or for the period ended	2022	2023	2024	3Q25 YTD
Balance Sheet	Total assets	$4,287	$5,073	$5,033	$5,035
	Total loans	2,620	3,404	3,466	3,400
	Total deposits	3,587	4,401	4,318	4,347
	Core deposits (%)[1]	99.2 %	93.8 %	95.3 %	95.4 %
	Loans-to-deposits	73.0 %	77.3 %	80.3 %	78.2 %
	CET1 (%)	13.1 %	12.1 %	13.2 %	14.3 %
	TCE / TA[1]	8.1 %	8.2 %	9.4 %	10.6 %
Key Performance Indicators	Adjusted ROAA[1]	1.31 %	1.59 %	1.50 %	1.58 %*
	Adjusted ROATCE[1]	15.8 %	20.9 %	17.2 %	16.1 %*
	NIM (FTE)[1]	3.60 %	4.15 %	4.01 %	4.18 %*
	Yield on loans	4.91 %	6.04 %	6.36 %	6.37 %*
	Cost of deposits	0.07 %	0.60 %	1.30 %	1.20 %*
	Cost of funds	0.19 %	0.86 %	1.41 %	1.30 %*
	Efficiency ratio (FTE)[1]	56.9 %	55.8 %	53.5 %	52.9 %
Credit	NCOs / loans	(0.08)%	0.01 %	0.05 %	0.06 %*
	ACL / loans	0.97 %	1.18 %	1.21 %	1.23 %
	NPLs / loans	0.08 %	0.23 %	0.22 %	0.22 %
	NPAs / assets	0.12 %	0.17 %	0.16 %	0.17 %

Note: Financial data as of and for the three months ended September 30, 2025 unless otherwise indicated; * Annualized measure; FTE: Fully tax equivalent; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

4

Earnings Overview

($000)	Prior Quarter 2Q25	Non-GAAP Adj.[1]	Adjusted 2Q25[1]	Current Quarter 3Q25	Non-GAAP Adj.[1]	Adjusted 3Q25[1]
Interest and dividend income	$63,919	$—	$63,919	$64,336	$—	$64,336
Interest expense	14,261	—	14,261	14,350	—	14,350
Net interest income	49,658	—	49,658	49,986	—	49,986
Provision for credit losses	526	—	526	596	—	596
Net interest income after provision for credit losses	49,132	—	49,132	49,390	—	49,390
Noninterest income	9,140	801	9,941	9,849	570	10,419
Noninterest expense	31,914	—	31,914	32,508	(391)	32,117
Income before income tax expense	26,358	801	27,159	26,731	961	27,692
Income tax expense	7,128	228	7,356	6,966	274	7,240
Net income	**$19,230**	**$573**	**$19,803**	**$19,765**	**$687**	**$20,452**

3Q25 NIM Analysis*



4.14%
(0.04)%
(0.01)%
(0.01)%
(0.01)%
0.06%
(0.01)%
0.01%
4.13%
2Q25
Loans[2]
Loan Discount Accretion
Loan Fees
Nonaccrual Interest Recoveries
Other Earning Assets
Deposit Costs
Other Funding Costs
3Q25

Highlights Relative to Previous Quarter

- Net interest income increased $0.3 million from the second quarter of 2025 with the higher day count during the third quarter partially offset by slightly lower average interest-earning assets
- Net interest margin decreased 1 basis point to 4.13%
- Provision for credit losses primarily reflects increases due to increased loan balances, changes in the portfolio, and specific reserves which were partially offset by decreases due to changes in qualitative factors and a slightly improved economic forecast
- Excluding the mortgage servicing rights fair value adjustments, noninterest income increased by $0.5 million, primarily due to a $0.3 million increase in wealth management fees, primarily driven by higher values of assets under management and an increase in agricultural real estate brokerage commissions
- Noninterest expense increased by $0.6 million, primarily attributable to a $0.4 million loss on the extinguishment of debt, associated with the early payoff of $40.0 million of subordinated notes during September 2025, and an increase in occupancy expense, primarily due to planned building maintenance and upgrades

Note: Financial data as of and for the three months ended September 30, 2025 unless otherwise indicated; * Annualized measures; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Reflects contribution of loan interest income to net interest margin, excluding loan discount accretion, nonaccrual interest recoveries, and loan fees.

5

Deposit Overview

Deposit Base Highlights

- Highly granular deposit base with balances up during the third quarter of 2025, primarily due to $45.0 million of wealth management customer reciprocal money market deposits being brought on balance sheet at the end of the third quarter
- Top 100 depositors, by balance, make up 14% of our deposit base, and the top 200 depositors make up 18% as of September 30, 2025
- Excluding reciprocal deposit accounts, account balances consist of 68% retail, 21% business, and 11% public funds as of September 30, 2025
- Uninsured and uncollateralized deposits estimated to be $618 million, or 14% of total deposits, as of September 30, 2025

	Interest Costs* 3Q25	Spot Interest Rates[2] As of 9/30/25
Interest-bearing demand	0.60 %	0.62 %
Money market	2.21 %	2.26 %
Savings	0.28 %	0.28 %
Time	3.23 %	3.22 %
Total interest-bearing deposits	**1.57 %**	**1.60 %**
Total deposits	**1.19 %**	**1.22 %**

Latest Rising Rate Cycle Deposit Beta (4Q21 to 2Q24): 23.6%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
5.50%
1.31%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
Fed Funds Rate1
Cost of Deposits*

Current Falling Rate Cycle Deposit Beta (3Q24 to 3Q25): 16.5%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
5.43%
4.46%
1.35%
1.19%
3Q24
4Q24
1Q25
2Q25
3Q25
Fed Funds Rate1
Cost of Deposits*

Rate Data Source: St. Louis FRED; * Annualized measure; [1] Represents quarterly average of federal funds target rate upper limit; [2] Weighted average spot interest rates do not include impact of purchase accounting adjustment amortization.

6

Net Interest Margin

- Third quarter 2025 net interest margin and net interest margin (tax-equivalent basis)[1] each decreased 1 basis point from the prior quarter
- Higher debt securities yields contributed 5 basis points to the overall change in net interest margin from the prior quarter
- 34% of the loan portfolio matures or reprices within the next 3 months and 43% of the loan portfolio matures or reprices within the next 12 months

Scheduled Fixed Rate Loan Maturities

($000)	4Q25	1Q26	2Q26	3Q26	4Q26
Balance	$112,299	$110,556	$121,670	$ 54,070	$ 69,025
Weighted Average Interest Rate[2]	6.78 %	4.98 %	4.92 %	4.68 %	4.02 %

Annual



FTE NIM[1]
GAAP NIM
Accretion of acquired loan discounts contribution to NIM
3.23%
3.18%
3.60%
3.54%
4.15%
4.09%
4.01%
3.96%
4.18%
4.13%
2021
2022
2023
2024
3Q25 YTD
3bps
2bps
9bps
9bps
8bps

Quarterly



FTE NIM*[1]
GAAP NIM*
Accretion of acquired loan discounts contribution to NIM*
4.03%
3.98%
4.01%
3.96%
4.16%
4.12%
4.19%
4.14%
4.18%
4.13%
3Q24
4Q24
1Q25
2Q25
3Q25
10bps
9bps
9bps
8bps
7bps

Note: Financial data as of and for the three months ended September 30, 2025 unless otherwise indicated; * Annualized measure; [1] Tax-equivalent basis metric; see "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Weighted average interest rates does not include impact of purchase accounting adjustment amortization or deferred loan fee amortization.

7

Loan Portfolio Overview: Commercial and Commercial Real Estate

Commercial Loan Portfolio

- $708 million portfolio as of September 30, 2025
  - $396 million in C&I loans primarily for working capital, asset acquisition, and other business purposes
  - $312 million in owner-occupied CRE
  - Underwritten primarily based on borrower's cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market[1]



Auto Repair and Dealers: 9%
Wholesale Trade: 9%
Construction: 9%
Manufacturing: 9%
Real Estate, Rental, and Leasing: 8%
Health Care and Social Assistance: 8%
Accommodation and Food Services: 7%
Retail Trade: 6%
Finance and Insurance: 5%
Other: 30%

Commercial Real Estate Portfolio

- $1.72 billion portfolio as of September 30, 2025
  - $932 million in non-owner occupied CRE loans primarily supported by rental cash flow of the underlying properties
  - $270 million in construction and land development loans[2] primarily to developers for properties to sell upon completion or for long-term investment
  - $515 million in multi-family loans secured by 5+ unit apartment buildings
- Office CRE exposure characterized by solid credit metrics as of September 30, 2025 with less than 0.1% rated substandard, less than 0.1% past due 30 days or more, and a weighted average LTV of 57%



Other: 17%
Multi-Family: 35%
Hotels: 5%
Senior Living Facilities: 8%
Office: 10%
Retail: 12%
Warehouse/ Manufacturing: 13%

[1] Market area defined as within 60 miles of a branch; [2] Construction and land development loans presented by property type in chart

8

9 Loan Portfolio Overview: Selected Portfolios n $280 million portfolio as of September 30, 2025 n Borrower operations focus primarily on corn and soybean production n Federal crop insurance programs mitigate production risks n No customer accounts for more than 3% of the agriculture portfolio n Weighted average LTV on farmland loans is 47% n 3.9% is rated substandard as of September 30, 2025 n 69% of agricultural borrowers have been with the Company for at least 10 years, and 50% for more than 20 years n $252 million portfolio as of September 30, 2025 n Commercial tax-exempt loans which are sponsored by municipal entities for the benefit of a private entity where that private entity is responsible for repayment n $43.7 million in senior living facility loans n $20.3 million in medical facility loans n Loans to non-depository institutions primarily secured by assignments of notes and mortgages to third party borrowers to fund real estate projects n Loans to municipalities are primarily federally tax-exempt Farmland: 63% Crops: 30% Equipment: 5% Livestock: 2% Non-Depository Institutions: 37% Commercial Tax-Exempt: 30% Municipalities: 25% Consumer: 4% Other: 4% Municipal, Consumer and OtherAgriculture and Farmland

Loan Portfolio Overview: ACL and Asset Quality

3Q25 ACL on Loans Activity ($000)



$41,659
2Q25
$(134)
Net Charge-Offs
$282
Changes in Specific Reserves
$(302)
Changes in Economic Forecast
$(565)
Changes in Qualitative Factors
$960
Changes in Portfolio and Other Changes
$41,900
3Q25

CECL Methodology and Oversight

- Discounted cash flow method utilized for majority of loan segments, except weighted average remaining maturity method used for consumer loans
- Credit loss drivers determined by regression analysis includes Company and peer loss data and macroeconomic variables, including unemployment and GDP
- ACL / Loans of 1.23% as of September 30, 2025
- ACL Committee provides model governance and oversight

ACL on Unfunded Commitments

- ACL on unfunded lending-related commitments was $3.3 million as of September 30, 2025

Watch List and Nonaccrual Loans ($000)	As of 6/30/25	Change	As of 9/30/25
Pass-Watch	$ 100,036	$ (10,304)	$ 89,732
Special Mention	6,403	8,687	15,090
Substandard	97,157	(17,064)	80,093
Nonaccrual[1]	5,615	2,022	7,637

[1] Includes $1.8 million of loans that are wholly or partially guaranteed by the U.S. government as of September 30, 2025.

10

11 4.5 4.8 5.9 5.7 6.9 8.6 6.8 1.6 1.7 1.9 2.4 2.0 1.6 1.4 0.4 0.4 0.2 0.8 0.6 0.5 0.3 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage Total 2019 2020 2021 2022 2023 2024 3Q25 YTD 0 1 2 3 4 5 6 7 8 9 10 11 12 Wealth Management Overview Comprehensive Wealth Management Services n Proprietary investment management solutions n Financial planning n Trust and estate administration Wealth Management Revenue Trends ($mm) Agricultural Services n Farm management services: over 78,000 acres managed as of September 30, 2025 n Real estate brokerage including auction services n Farmland appraisals $8.8 $7.2 $8.4 $9.2 $9.9 Over $2.4 billion of assets under management or administration as of September 30, 2025 $6.8 $11.0

Securities Portfolio Overview

Securities Overview

- Company's debt securities consist primarily of the following types of fixed income instruments:
  - Agency guaranteed MBS: MBS pass-throughs, CMOs, and CMBS
  - Municipal bonds: weighted average NRSRO credit rating of Aa2/AA
  - Treasury, government agency debentures, and SBA-backed full faith and credit debt
  - Corporate bonds: Investment-grade corporate and bank subordinated debt
- Investment strategy focused on maximizing returns and managing the Company's asset sensitivity with high credit quality intermediate duration investments
- Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise
- During the quarter, $41.3 million of debt securities were purchased with excess liquidity on hand to take advantage of higher rates and to extend portfolio duration

Key Investment Portfolio Metrics

($000)	AFS	HTM	Total
Amortized Cost	$ 827,731	$ 466,565	$ 1,294,296
Unrealized Gain/(Loss)	(34,001)	(35,072)	(69,073)
Allowance for Credit Losses	—	—	—
Fair Value	793,730	431,493	1,225,223
Book Yield	3.15 %	2.42 %	2.89 %
Effective Duration (Years)	3.42	3.87	3.58

Portfolio Composition



Corporate: 5%
Book Yield: 6.26%
U.S. Treasury: 8%
Book Yield: 1.30%
U.S. Gov't Agency: 11%
Book Yield: 2.61%
Municipal: 14%
Book Yield: 2.06%
Agency RMBS: 31%
Book Yield: 3.94%
Agency CMBS: 31%
Book Yield: 2.13%

Amortized Cost: $1,294mm
Book Yield: 2.89%

Expected Debt Securities Principal Cash Flows

($000)	4Q25	1Q26	2Q26	3Q26	4Q26
Expected Principal Cash Flows[1]	$ 53,446	$ 37,769	$ 22,009	$ 32,521	$ 41,904
Book Yield	3.03 %	2.36 %	3.26 %	3.05 %	2.50 %

Financial data as of September 30, 2025, unless otherwise indicated; [1] Expected principal cash flows includes contractual maturities, projected calls, and projected mortgage-backed principal payments based on industry recognized prepayment models as of September 30, 2025.

12

13 Capital and Liquidity Overview As of 9/30/25 Balance of Cash and Cash Equivalents $155,133 Market Value of Unpledged Securities 728,368 Available FHLB Advance Capacity 1,004,044 Available FRB Discount Window Capacity 108,038 Available Fed Fund Lines of Credit 80,000 Total Estimated Sources of Liquidity $2,075,583 Capital and Liquidity Highlights n All capital measures remain well above regulatory requirements n Decrease in CET1 risk-based capital ratio in 2023 was primarily a result of the Town and Country acquisition n If all unrealized losses on debt securities, regardless of accounting classification, were included in tangible equity, tangible common equity to tangible assets would be 10.10%1 n With the loan to deposit ratio at 78%, there is more than sufficient on-balance sheet liquidity that is also supplemented by multiple untapped liquidity sources CET1 Risk-Based Capital Ratio (%) 13.37 13.07 12.12 13.21 14.35 2021 2022 2023 2024 3Q25 Tangible Common Equity to Tangible Assets (%) 8.89 8.06 8.19 9.42 10.56 2021 2022 2023 2024 3Q25 1 1 Non-GAAP financial measure. See “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. Liquidity Sources ($000)

14 Near-Term Outlook nLoan pipelines are currently in line with 3Q25 and we are expecting loan growth in the low single digits on an annualized basis in 4Q25. nConsistent with 3Q25, we expect net interest income and net interest margin to be relatively stable in 4Q25. nWe expect deposit balances to be up slightly in 4Q25. nWe intend to be opportunistic around debt securities purchases based on interest rates but expect investment balances to be generally stable in 4Q25. nNoninterest income is expected to be flat in 4Q25. nExcluding acquisition expenses, noninterest expense is expected to be between $31 million and $33 million in 4Q25. nAsset quality expected to remain solid, although a return to more normalized asset quality metrics and charge-offs may continue should the economy soften. Additionally, large changes in the outlook for unemployment and GDP may drive more volatility in the CECL calculation.

15 Our History – Long track record of organic and acquisitive growth All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company 1997 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in central IL M.B. Drake starts bank in central IL 1920 HBT Financial, Inc. incorporates as a multi-bank holding company owning three banks 1982 1992 Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomington-Normal Acquisition1 of Lincoln S.B. Corp (State Bank of Lincoln) 2018 Wave of FDIC- assisted and strategic acquisitions, including expansion into the Chicago MSA 2010 - 2015 Entry into several new markets in central IL through de novo branches and acquisitions 1999 - 2008 2007 Company crosses $1bn in assets 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 2019 Completion of IPO in October 2023 Completed acquisition of Town and Country Financial Corporation 2025 Announced acquisition of CNB Bank Shares, Inc. 1 Although the Lincoln S.B. Corp transaction is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company Entry into Iowa with NXT Bank acquisition 2021

16 Central Illinois: 44 Chicago MSA: 18 Iowa: 4 Central Illinois branches Chicago MSA branches Iowa branches Our Markets Source: S&P Capital IQ; Financial data as of September 30, 2025. Full-Service Branch Locations Central Illinois: 68% Chicago MSA: 29% Iowa: 3% $4.3bn Central Illinois: 46% Chicago MSA: 44% Iowa: 10% $3.4bn 66 Locations Deposits Loans Full-Service Branches

Business Strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in central Illinois banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Vast majority of loans originated to borrowers residing within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 2 deposit share rank in 6 of 7 of our largest central Illinois markets[1]) contributes to our strong core deposit base and funding advantage
- Continued deployment of our excess deposit funding (78% loan-to-deposit ratio as of 3Q25) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will remain a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by NCOs / loans of 0.05% during 2024 and 0.06%* during 3Q25 YTD; NPLs / loans of 0.22% at 4Q24 and 0.22% at 3Q25

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 10 community bank acquisitions[2] since 2007
- Chicago MSA, in particular, has ~70 banking institutions with less than $2bn in assets
- 1.50% adjusted ROAA[3] and 4.01% NIM (FTE)[4] during 2024; 1.58%* adjusted ROAA[3] and 4.18%* NIM (FTE)[4] during 3Q25 YTD
- Highly profitable through the Great Recession and the COVID-19 pandemic

* Annualized measure; FTE: Fully tax equivalent; [1] Source: S&P Capital IQ, data as of June 30, 2025; [2] Includes merger with Lincoln S.B. Corp in 2018, although the transaction was accounted for as a change of reporting entity due to its common control with Company; [3] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [4] Metrics presented on tax-equivalent basis; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

17

18 Experienced executive management team with deep community ties Fred L. Drake Executive Chairman 42 years with Company 45 years in industry J. Lance Carter President and Chief Executive Officer 23 years with Company 31 years in industry Lawrence J. Horvath Chief Lending Officer 15 years with Company 40 years in industry Mark W. Scheirer Chief Credit Officer 14 years with Company 33 years in industry Andrea E. Zurkamer Chief Risk Officer 12 years with Company 25 years in industry Diane H. Lanier Chief Retail Officer 28 years with Company 40 years in industry Peter Chapman Chief Financial Officer 3 years with Company 31 years in industry

19 Talented Board of Directors with deep financial services industry experience Fred L. Drake Executive Chairman • Director since 1984 • 42 years with Company • 45 years in industry J. Lance Carter Director • Director since 2011 • President and CEO of HBT Financial and Heartland Bank • 23 years with Company • 31 years in industry Patrick F. Busch Director • Director since 1998 • Vice Chairman of Heartland Bank • 30 years with Company • 47 years in industry Eric E. Burwell Director • Director since 2005 • Owner, Burwell Management Company • Invests in a variety of real estate, private equity, venture capital and liquid investments Linda J. Koch Director • Director since 2020 • Former President and CEO of the Illinois Bankers Association • 36 years in industry Gerald E. Pfeiffer Director • Director since 2019 • Former Partner at CliftonLarsonAllen LLP • Former CFO of Bridgeview Bancorp • Over 50 years of industry experience Allen C. Drake Director • Director since 1981 • Retired EVP with 27 years of experience at Company • Formerly responsible for Company’s lending, administration, technology, personnel, accounting, trust and strategic planning Dr. C. Alvin Bowman Director • Director since 2019 • Former President of Illinois State University • 36 years in higher education Roger A. Baker Director • Director since 2022 • Former Chairman and President of NXT Bancorporation • 15 years in industry

20 Investment Highlights 3 1 2 4 Track record of successfully integrating acquisitions Consistent performance through economic cycles and consistent out-performance of peers drives long-term shareholder value Strong, granular, low-cost deposit base provides funding for diversified loan portfolio and loan growth opportunities Prudent risk management

21 Consistent performance through economic cycles. . . Drivers of Profitability Strong, granular, low-cost deposits1 Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Consistent out-performance, even during periods of broad economic stress 1 2 3 Pre-Tax Return on Average Assets (%) Company Company Adjusted Peer Median 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 1H25 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 1 Source: S&P Capital IQ as available on October 8, 2025; For 2006 through June 30, 2012, the Company’s pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 Non-GAAP financial measure. See “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; 2 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. 2

22 . . . and consistent out-performance of peers. . .1 CET1 Capital Ratio (%) 13.07 12.12 13.21 14.26 10.68 11.04 11.42 11.59 HBT Peer Median 2022 2023 2024 1H25 Return on Average Equity (%) 14.73 14.60 13.93 13.5913.43 12.50 11.04 11.49 HBT Peer Median 2022 2023 2024 1H25 Cost of Funds (%) 0.19 0.86 1.41 1.29 0.52 1.76 2.31 2.13 HBT Peer Median 2022 2023 2024 1H25 Nonperforming Assets to Total Assets (%) 0.12 0.17 0.16 0.13 0.24 0.29 0.38 0.42 HBT Peer Median 2022 2023 2024 1H25 Robust Capitalization Superior Profitability Exceptional Funding Base Conservative Credit Underwriting 1 11 1 Source: S&P Capital IQ as available on October 8, 2025; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median.

23 . . . drives long-term shareholder value1 HBT Financial, Inc. Peer Median S&P 600 Small Cap Bank Index 10/11/2019 (IPO Date) 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 9/30/2025 $75.00 $100.00 $125.00 $150.00 $175.00 $200.00 $225.00 Cumulative Total Return (Initial investment of $100 and reinvestment of dividends) 1 Source: S&P Capital IQ as available on October 8, 2025; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. YTD TTM 3 Years 5 Years HBT 18.1% 19.3% 54.4% 168.7 % Peer Median1 6.3% 5.1% 24.9% 107.1 % S&P 600 Small Cap Bank Index 3.3% 8.9% 23.4% 108.9 % Cumulative Total Return (%) (Includes reinvestment of dividends) Industry Recognition n Ranked 7th out of 200 in the Forbes 2025 America's Best Banks ranking (based on 2024 results) n Ranked 16th out of 208 in S&P Global Market Intelligence's 2024 large US community bank ranking n Ranked 6th out of community banks with total assets of $5bn to $10bn and 7th out of 300 publicly traded banks overall in Bank Director's The Best U.S. Banks 2025 edition

24 0.14 0.07 0.07 0.60 1.30 1.20 0.44 0.21 0.36 1.49 2.06 1.92 HBT Peer Median 2020 2021 2022 2023 2024 1H25 Strong, granular, low-cost deposit base provides funding for . . . Cost of Deposits (%) Remains Consistently Below Peers 1 2 As of 9/30/25 Number of Accounts (000) Average Account Balance ($000) Weighted Average Age (Years) Noninterest-bearing 75 $13 15.0 Interest-bearing demand 53 19 20.9 Money market 6 122 11.5 Savings 44 13 17.8 Time 17 43 2.2 Total deposits 196 $20 13.8 Deposit Base Characteristics2 1 Source: S&P Capital IQ as available on October 8, 2025; * Annualized measure; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median; 2 Excludes overdrawn deposit accounts, reciprocal deposit accounts, and internal HBT accounts. n Deposit beta consistently below peers, in both rising rate and falling rate environments n Core deposits to total deposits3 of 95.4% as of September 30, 2025, with no reliance on brokered deposits n Short duration time deposits have a weighted average remaining maturity of 5.5 months and a weighted average rate of 3.22% as of September 30, 2025

② . . . diversified loan portfolio and loan growth opportunities

Loan Growth Opportunities

Chicago MSA

- Entered market in 2011 with acquisition of Western Springs National Bank
- In-market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multi-family, mixed use, industrial, retail, and office
- Chicago MSA region loans grew 8.4% over the last 12 months

Central Illinois

- Deep-rooted market presence expanded through several acquisitions since 2007
- Central Illinois markets have been resilient during previous economic downturns
- Town and Country merger has provided very strong market share in a number of new markets and opportunities to expand customer relationships with HBT's greater ability to meet larger borrowing needs

Iowa

- Entered market in 2021 with acquisition of NXT Bancorporation, Inc. ("NXT")
- Continued opportunity to accelerate loan growth in Iowa thanks to HBT's larger lending limit and ability to add to talented banking team
- Iowa region loans grew 4.1% over the last 12 months

Diversified Loan Portfolio

	September 30, 2025	
	Balance ($000)	Percent
Commercial and industrial	$ 395,859	11.7 %
Commercial real estate - owner occupied	312,192	9.2 %
Commercial real estate - non-owner occupied	931,723	27.4 %
Construction and land development	269,924	7.9 %
Multi-family	514,801	15.1 %
One-to-four family residential	443,215	13.0 %
Agricultural and farmland	280,309	8.3 %
Municipal, consumer, and other	252,006	7.4 %
Total loans	**$ 3,400,029**	**100.0 %**

25

26 2025 Announced CNB Bank Shares, Inc. (CNB Bank & Trust, N.A.) Carlinville, IL $1.5bn deposits2 Track record of successfully integrating acquisitions BankPlus Morton, IL $231mm deposits 2007 2012 Bank of Illinois Normal, IL FDIC-assisted $176mm deposits Western Springs National Bank Western Springs, IL FDIC-assisted $184mm deposits 2011 Citizens First National Bank Princeton, IL FDIC-assisted $808mm deposits Farmer City State Bank Farmer City, IL $70mm deposits 20182010 Bank of Shorewood Shorewood, IL FDIC-assisted $105mm deposits Lincoln S.B. Corp (State Bank of Lincoln)1 Lincoln, IL $357mm deposits 2021 NXT Bancorporation, Inc. (NXT Bank) Central City, IA $182mm deposits 2015 National Bancorp, Inc. (American Midwest Bank) Schaumburg, IL $447mm deposits 2023 Town and Country Financial Corporation (Town and Country Bank) Springfield, IL $720mm deposits 3 1 Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company; 2 Total deposits as of September 30, 2025

4 Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of directors are independent, with varied expertise and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Enterprise Risk Management (ERM) Committee
- ERM program embodies the "three lines of defense" model and promotes business line risk ownership
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates the vast majority of exposures over $750,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Robust internal loan review process that reviews more than 45% of loan commitments on a rolling 24 month basis

Historical Net Charge-Offs (%)

NCOs / Loans %



0.04%
(0.01)%
(0.08)%
0.01%
0.05%
0.06%*
2020
2021
2022
2023
2024
3Q25 YTD

* Annualized Measure.

27

28 Appendix

Non-GAAP Reconciliations

Adjusted Net Income and Adjusted ROAA

($000)	2022	2023	2024	3Q25 YTD	2Q25	3Q25
Net income	$ 56,456	$ 65,842	$ 71,780	$ 58,070	$ 19,230	$ 19,765
Adjustments:						
Acquisition expenses[1]	(1,092)	(13,691)	—	—	—	—
Loss on extinguishment of debt	—	—	—	(391)	—	(391)
Gains (losses) on closed branch premises	141	75	(635)	2	(50)	(7)
Realized losses on sale of securities	—	(1,820)	(3,697)	(49)	—	(49)
Mortgage servicing rights fair value adjustment	2,153	(1,615)	(174)	(1,573)	(751)	(514)
Total adjustments	1,202	(17,051)	(4,506)	(2,011)	(801)	(961)
Tax effect of adjustments[2]	(551)	4,711	1,284	573	228	274
Total adjustments after tax effect	651	(12,340)	(3,222)	(1,438)	(573)	(687)
Adjusted net income	**$ 55,805**	**$ 78,182**	**$ 75,002**	**$ 59,508**	**$ 19,803**	**$ 20,452**
Average assets	$ 4,269,873	$ 4,927,904	$ 5,008,083	$ 5,031,491	$ 5,036,675	$ 5,027,161
Return on average assets	1.32 %	1.34 %	1.43 %	1.54 %*	1.53 %*	1.56 %*
Adjusted return on average assets	**1.31 %**	**1.59 %**	**1.50 %**	**1.58 %***	**1.58 %***	**1.61 %***

* Annualized measure; [1] Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million subsequent to the Town and Country merger during first quarter of 2023; [2] Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.

29

30 Non-GAAP Reconciliations Adjusted Earnings Per Share ($000) 3Q25 Numerator: Net income $ 19,765 Adjusted net income $ 20,452 Denominator: Weighted average common shares outstanding 31,481,135 Dilutive effect of outstanding restricted stock units 106,800 Weighted average common shares outstanding, including all dilutive potential shares 31,587,935 Earnings per share - basic $ 0.63 Earnings per share - diluted 0.63 Adjusted earnings per share - basic $ 0.65 Adjusted earnings per share - diluted 0.65

31 Non-GAAP Reconciliations (cont’d) ROATCE, Adjusted ROAE, and Adjusted ROATCE ($000) 2022 2023 2024 3Q25 YTD 3Q25 Total stockholders’ equity $ 383,306 $ 450,928 $ 515,368 $ 572,225 $ 589,076 Less: goodwill (29,322) (57,266) (59,820) (59,820) (59,820) Less: core deposit intangible assets (1,480) (20,272) (19,247) (16,781) (16,095) Average tangible common equity $ 352,504 $ 373,390 $ 436,301 $ 495,624 $ 513,161 Net income $ 56,456 $ 65,842 $ 71,780 $ 58,070 $ 19,765 Adjusted net income 55,805 78,182 75,002 59,508 20,452 Return on average stockholders’ equity 14.73% 14.60% 13.93% 13.57%* 13.31%* Return on average tangible common equity 16.02% 17.63% 16.45% 15.66%* 15.28%* Adjusted return on average stockholders’ equity 14.56% 17.34% 14.55% 13.90%* 13.77%* Adjusted return on average tangible common equity 15.83% 20.94% 17.19% 16.05%* 15.81%* * Annualized measure.

Non-GAAP Reconciliations (cont'd)

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	2021	2022	2023	2024	3Q25 YTD
Net interest income	$ 122,403	$ 145,874	$ 191,072	$ 188,850	$ 148,352
Tax-equivalent adjustment[1]	2,028	2,499	2,758	2,242	1,645
Net interest income (tax-equivalent basis)[1]	**$ 124,431**	**$ 148,373**	**$ 193,830**	**$ 191,092**	**$ 149,997**
Average interest-earnings assets	$ 3,846,473	$ 4,118,124	$ 4,675,025	$ 4,769,671	$ 4,802,260
Net interest margin	3.18 %	3.54 %	4.09 %	3.96 %	4.13 %*
Tax-equivalent adjustment[1]	0.05 %	0.06 %	0.06 %	0.05 %	0.05 %*
Net interest margin (tax-equivalent basis)[1]	**3.23 %**	**3.60 %**	**4.15 %**	**4.01 %**	**4.18 %***

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	3Q24	4Q24	1Q25	2Q25	3Q25
Net interest income	$ 47,733	$ 47,401	$ 48,708	$ 49,658	$ 49,986
Tax-equivalent adjustment[1]	552	562	545	548	552
Net interest income (tax-equivalent basis)[1]	**$ 48,285**	**$ 47,963**	**$ 49,253**	**$ 50,206**	**$ 50,538**
Average interest-earnings assets	$ 4,769,471	$ 4,758,334	$ 4,798,021	$ 4,808,213	$ 4,800,519
Net interest margin	3.98 %*	3.96 %*	4.12 %*	4.14 %*	4.13 %*
Tax-equivalent adjustment[1]	0.05 %*	0.05 %*	0.04 %*	0.05 %*	0.05 %*
Net interest margin (tax-equivalent basis)[1]	**4.03 %***	**4.01 %***	**4.16 %***	**4.19 %***	**4.18 %***

* Annualized measure; [1] Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.

32

33 Non-GAAP Reconciliations (cont’d) Efficiency Ratio (tax-equivalent basis) ($000) 2022 2023 2024 3Q25 YTD Total noninterest expense $ 105,107 $ 130,964 $ 124,007 $ 96,357 Less: amortization of intangible assets (873) (2,670) (2,839) (2,083) Noninterest expense excluding amortization of intangible assets $ 104,234 $ 128,294 $ 121,168 $ 94,274 Net interest income $ 145,874 $ 191,072 $ 188,850 $ 148,352 Total noninterest income 34,717 36,046 35,571 28,295 Operating revenue 180,591 227,118 224,421 176,647 Tax-equivalent adjustment1 2,499 2,758 2,242 1,645 Operating revenue (tax-equivalent basis)1 $ 183,090 $ 229,876 $ 226,663 $ 178,292 Efficiency ratio 57.72% 56.49% 53.99% 53.37 % Efficiency ratio (tax-equivalent basis)1 56.93% 55.81% 53.46% 52.88% 1 Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.

34 Non-GAAP Reconciliations (cont’d) ($000) 2021 2022 2023 2024 3Q25 Tangible common equity Total equity $ 411,881 $ 373,632 $ 489,496 $ 544,605 $ 599,129 Less: goodwill (29,322) (29,322) (59,820) (59,820) (59,820) Less: core deposit intangible (1,943) (1,070) (20,682) (17,843) (15,760) Tangible common equity $ 380,616 $ 343,240 $ 408,994 $ 466,942 523,549 Unrealized loss on HTM securities (35,072) Tax Effect 9,820 Tangible common equity - HTM adjusted $ 498,297 Tangible assets Total assets $ 4,314,254 $ 4,286,734 $ 5,073,170 $ 5,032,902 $ 5,035,027 Less: goodwill (29,322) (29,322) (59,820) (59,820) (59,820) Less: core deposit intangible (1,943) (1,070) (20,682) (17,843) (15,760) Tangible assets $ 4,282,989 $ 4,256,342 $ 4,992,668 $ 4,955,239 4,959,447 Unrealized loss on HTM securities (35,072) Tax Effect 9,820 Tangible assets - HTM adjusted $ 4,934,195 Total stockholders’ equity to total assets 9.55% 8.72% 9.65% 10.82% 11.90 % Tangible common equity to tangible assets 8.89% 8.06% 8.19% 9.42% 10.56 % Tangible common equity to tangible assets - HTM adjusted 10.10 % Tangible Common Equity to Tangible Assets

35 Non-GAAP Reconciliations (cont’d) ($000) 3Q24 2Q25 3Q25 Tangible common equity Total equity $ 537,662 $ 580,897 $ 599,129 Less: goodwill (59,820) (59,820) (59,820) Less: core deposit intangible (18,552) (16,454) (15,760) Tangible common equity $ 459,290 $ 504,623 $ 523,549 Shares outstanding 31,559,366 31,495,434 31,455,803 Book value per share $ 17.04 $ 18.44 $ 19.05 Tangible book value per share $ 14.55 $ 16.02 $ 16.64 Tangible Book Value Per Share

36 Non-GAAP Reconciliations (cont’d) ($000) 2022 2023 2024 3Q25 Total deposits $ 3,587,024 $ 4,401,437 $ 4,318,254 $ 4,347,187 Less: time deposits of $250,000 or more (27,158) (130,183) (202,196) (200,091) Less: brokered deposits — (144,880) — — Core deposits $ 3,559,866 $ 4,126,374 $ 4,116,058 $ 4,147,096 Core deposits to total deposits 99.24% 93.75% 95.32% 95.40 % Core Deposits

37 Non-GAAP Reconciliations ($000) 2011 2012 2013 Income before income tax expense $ 47,301 $ 71,384 $ 46,134 Adjustments: Bargain purchase gain 25,417 11,361 — Realized gains (losses) on sale of securities — 9,683 (9,143) Net positive adjustments on FDIC indemnification asset and true-up liability — 6,687 — Net loss related to the sale of branches — — (6,860) Total adjustments 25,417 27,731 (16,003) Adjusted income before income tax expense 21,884 43,653 62,137 Average assets $ 1,831,704 $ 2,494,242 $ 3,148,005 Pre-tax return on average assets 2.58% 2.86% 1.47 % Adjusted pre-tax return on average assets 1.19% 1.75% 1.97 % Adjusted Pre-Tax ROAA (2011 to 2013)

38 Peer Group Members Ticker Symbol Company Name BFC Bank First Corporation BY Byline Bancorp, Inc. CIVB Civista Bancshares, Inc. FMNB Farmers National Banc Corp. THFF First Financial Corporation FMBH First Mid Bancshares, Inc. GABC German American Bancorp, Inc. GSBC Great Southern Bancorp, Inc. HBNC Horizon Bancorp, Inc. IBCP Independent Bank Corporation LKFN Lakeland Financial Corporation MBWM Mercantile Bank Corporation MSBI Midland States Bancorp, Inc. MOFG MidWestOne Financial Group, Inc. NIC Nicolet Bankshares, Inc. OSBC Old Second Bancorp, Inc. PEBO Peoples Bancorp Inc. QCRH QCR Holdings, Inc. SMBC Southern Missouri Bancorp, Inc. SYBT Stock Yards Bancorp, Inc.

0 118 104 0 118 104 0 118 104 165 211 142 165 211 142 245 230 168 245 230 168 255 255 255